UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2016

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Signs U.S. and International Distribution Agreement with Knesek Guns

Major New Sales Channel for Full Lamperd Product Line

SARNIA, ON--(Marketwired - October 26, 2016) - Lamperd Less Lethal, Inc. ( OTC :  LLLI ) today announces a new distribution agreement has been signed with Knesek Guns, Inc., (www.knesekguns.com),  a well established, U.S. based distributor of the finest firearms internationally, specializing in military and law enforcement type weapons. Knesek Guns will carry the full Lamperd product line and begin their marketing campaign immediately. Knesek ships to all 50 states of the U.S. and exports worldwide.

Barry Lamperd, CEO of Lamperd Less Lethal stated, "The strongly rising demand for safer and more advanced security products we are seeing today is opening up more new opportunity and Knesek Guns has recognized this developing market trend. This will be the first time Knesek will be offering less lethal products to their extensive customer base. We are proud that Knesek management has selected Lamperd as their choice for less lethal security products after reviewing all other options. The Lamperd company is especially pleased to have Knesek's new product representation at this time of significantly increasing market demand which is already impacting our sales and revenue growth.  For the third quarter of 2016, Lamperd will report a 635% increase in revenues over the first six months of the year.  We look forward to this revenue growth continuing as we go forward."

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces of any NATO country. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:
Lamperd Less Lethal, Inc.
Barry Lamperd, President
(519) 344-4445
www.lllico.com or www.lamperdlesslethal.com

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: October 27, 2016	By:	/s/ Barry Lamperd
Barry Lamperd
President

3